RPS Relationship Manager follow up to proxy mailing

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SUBJECT LINE: T. Rowe Price Target Retirement Funds Shareholder Meeting

EMAIL BODY [to be copied into a new Outlook email message by RM and delivered without edits to their client contact]

[salutation] [client first name],

I wanted to touch base regarding a proxy statement for the T. Rowe Price Target Retirement Funds that was mailed to you on August 17, 2015.

[plan name] is a significant shareholder in the funds, so please know that your vote will count. On behalf of T. Rowe Price, I appreciate your taking a few minutes to vote the plan’s shares as soon as possible, as it will help assure a quorum at the shareholder meeting scheduled for 8 a.m. on October 20, 2015, and avoid additional expenses to the funds for further shareholder solicitation.

Voting instructions are provided in the packet of materials that was mailed to you. You can call a proxy voting specialist at 1-855-800-9420 to vote the plan’s shares Monday through Friday between 9 a.m. and 6 p.m. eastern time. You will need the control number provided in the packet in order to vote.

If you have any questions, please do not hesitate to contact me.

Thank you.

[RM signature]

2015-AX-11570